UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street, Moorefield, West Virginia 26836
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.    Unregistered Sales of Equity Securities
As previously disclosed, on August 22, 2014, Summit Financial Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Castle Creek Capital Partners V, LP (“Castle Creek”). Pursuant to the Purchase Agreement, following the satisfaction or waiver of the conditions set forth in the Purchase Agreement, Castle Creek agreed to acquire in a private placement (the “Private Placement”) shares of common stock of the Company (“Common Stock”) in an amount that is expected to approximate 9.9% of the outstanding Common Stock of the Company following consummation of the Private Placement at the price of $9.75 per share. The Private Placement consists of two closings.
On November 25, 2014, the Company consummated the first closing for the sale of 819,384 shares of Common Stock to Castle Creek under the terms of the Purchase Agreement at $9.75 per share or $7,988,994. On March 17, 2015, the Company consummated the second closing for the sale of 237,753 shares of Common Stock to Castle Creek under the terms of the Purchase Agreement at $9.75 per share or $2,318,092. Each of the sales under the First Closing and the Second Closing was completed in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.
Certain investments discussed above involve the sale of securities in private transactions that were not registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Corporate Secretary, Summit Financial Group, Inc., 300 North Main Street, Moorefield, West Virginia 26836.
Forward-Looking Statements
Certain statements contained in this current report on Form 8-K that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements including, among others, any failure to satisfy all closing conditions for the transactions discussed herein and any resulting inability to complete the issuance and sale of shares of Common Stock in the manner intended

ITEM 7.01.     Regulation FD Disclosure
On March 17, 2015, the Company issued a press release announcing the second closing of the Private Placement and disclosing certain related matters. A copy of that press release is attached hereto as Exhibit 99.1 and furnished herewith.

The information set forth in Item 3.02 concerning the sale of the Company’s shares of Common Stock to Castle Creek pursuant to the terms of the Purchase Agreement is incorporated herein by reference.

ITEM 8.01.     Other Events.
The Company and Castle Creek amended Section 5.8(a) of the Purchase Agreement by that certain First Amendment to Securities Purchase Agreement, dated March 16, 2015, to (i) conform the maximum ownership percentage covenant with certain commitments made by Castle Creek and certain of Castle Creek’s affiliates to the Board of Governors of the Federal Reserve System and (ii) clarify how the purchase price at the second closing under the Purchase Agreement in the sale of 237,753 shares of Common Stock to Castle Creek was to be paid by Castle Creek.
ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1
Securities Purchase Agreement, dated as of August 22, 2014, by and between Summit Financial Group, Inc. and Castle Creek Capital Partners V, LP, incorporated into this filing by reference to Exhibit 10.1 to the Form 8-K dated and filed on August 25, 2014.

10.2	First Amendment to Securities Purchase Agreement, dated as of March 16, 2015, by and between Summit Financial Group, Inc. and Castle Creek Capital Partners V, LP.

99.1	Press Release issued March 17, 2015 announcing the second closing of the Private Placement and the certain related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC

Date: March 18, 2015	By: /s/ H. Charles Maddy, III
H. Charles Maddy, III
President and Chief Executive Officer

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